Exhibit 10.15

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                           SECOND EXTENSION AGREEMENT

BETWEEN:

      DOROTHY DENNIS, businesswoman (herein "Dennis"), of #705 588 Broughton St., Vancouver, British Columbia, V6G 3E3

AND:

       NAPTAU GOLD CORPORATION, a Delaware Corporation (herein "NAPTAU"), having its registered offices at 11th Floor, Rodney
                     Square North, 11th and Market Streets,
                  Wilmington, New Castle County, Delaware 19801

                                  WITNESS THAT

WHEREAS

(1) NAPTAU and Dennis entered into an agreement on the 12th day of October, 1995 for the acquisition by NAPTAU of Placer Lease #1160 in the Cariboo Mining Division of British Columbia, in the area of Likely, British Columbia, Canada (the "Agreement");

(2) Pursuant to the Agreement NAPTAU was obligated, in part, to pay the sum of USD$200,000 to Dennis on or before December 12, 1995;

(3) By an agreement dated April 30, 1996, NAPTAU was granted an extension of the time for performance of its obligation to make the above payment to October 12, 1996 (the "Extension Agreement"). The Extension Agreement also included terms reflecting settlement of any interest due on the above sum.

(4) The Extension Agreement has now expired and NAPTAU has not as yet made the payment above referred to; and

(5) Both Dennis and NAPTAU would like to extend the time for payment of the said principal sum on mutually satisfactory terms;

IT IS NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by NAPTAU to Dennis, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following that:

1. The amount agreed to be paid by NAPTAU to Dennis in para.2 above shall be paid on or before the 12th day of October, 1997.

2. NAPTAU hereby agrees to pay Dennis 100 ounces of raw gold from its share of the gold produced from the mining operations on all of its placer mining leases in the Cariboo Mining Division of British Columbia (the "Leases").
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3. The total number of ounces of raw gold to be paid to Dennis under the terms of this agreement shall be distributed to Dennis from NAPTAU's share of the raw gold due to it for the 1997 placer mining operations on the Leases, immediately following the accumulation by NAPTAU of sufficient ounces of raw gold to meet its obligations and commitments to Noble Metal Group Incorporated under prior agreements for the 1997 placer mining season, but in advance of any other party including NAPTAU itself.

4. NAPTAU may not, without Dennis's consent substitute refined gold or its equivalent in value for raw gold.

IN WITNESS WHEREOF THE PARTIES HERETO, IF CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE ___ DAY OF OCTOBER, 1996.

NAPTAU GOLD CORPORATION


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BY: EDWARD D. RENYK, President

EXECUTED BY DOROTHY DENNIS          )
IN THE PRESENCE OF:                 )
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Name:                               )
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Address:                            )
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Occupation:                         )
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